Exhibit 32.2
IMAX CORPORATION
CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (A) and (B) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Joseph Sparacio, Executive Vice President & Chief Financial Officer of IMAX Corporation, a Canadian corporation (the “Company”), hereby certify, to my knowledge, that:
     The Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2011	/s/ Joseph Sparacio
Joseph Sparacio
Executive Vice President & Chief Financial Officer